Press Release

RAND LOGISTICS, INC. REPORTS
THIRD QUARTER FISCAL YEAR 2016 FINANCIAL RESULTS

Total debt reduction of $12.4 million in the quarter

Net cash flow from operations increased to $14.1 million in the quarter from
$11.8 million in the prior year quarter

New vessel sailed 39 days in the quarter

New York, NY – February 9, 2016 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for the fiscal year 2016 third quarter ended December 31, 2015.

Quarter Ended December 31, 2015 Versus Quarter Ended December 31, 2014
Financial Results
•	Net loss was $4.2 million, or ($0.23) per share on a fully diluted basis, from net income of $4.0 million, or $0.21 per share, in the prior year period.
•
Freight and other related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) decreased $6.0 million, or 14.4%, to $36.0 million during the three-month period compared to $42.0 million during the year ago period. On a constant currency basis, freight and other related revenue decreased 6.7%, or $2.8 million.

•	Total Sailing Days were 1,292 compared to 1,361 in the prior year.
•	Delay Days increased to 156 from 139.
•
Freight and related revenue per Sailing Day decreased $3,026, or 9.8%, to $27,808 compared to $30,834 per Sailing Day in the year ago period. On a constant currency basis, freight and related revenue per Sailing Day decreased 1.7% or $516.

•
Vessel operating expenses decreased $5.5 million, or 18.3%, to $24.4 million compared to $29.9 million during the year ago period. This decrease was primarily due to the weaker Canadian dollar and reduced fuel prices. On a constant currency basis, vessel operating expenses decreased 10.5%, or $3.1 million. Vessel operating expenses per Sailing Day decreased $3,067, or 14.0%, to $18,862 from $21,929 during the year ago period.

•
Adjusted EBITDA decreased $5.4 million, or 35.9%, to $9.7 million from $15.1 million during the year ago period. On a constant currency basis, Adjusted EBITDA decreased 32.6%, or $4.9 million. The decline in Adjusted EBITDA was largely attributable to a customer’s liquidity issue.

Nine Months Ended December 31, 2015 Versus Nine Months Ended December 31, 2014 Financial Results
•	Net income was $10.0 million, or $0.54 per share on a fully diluted basis, down from $11.3 million, or $0.60 per share, in the year ago period.
•
Freight and other related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) decreased $6.0 million, or 4.8%, to $118.7 million compared to $124.7 million during the year ago period. On a constant currency basis, freight and other related revenue increased 3.2%, or $4.0 million.

Rand Logistics Third Quarter Fiscal 2016 Financial Results
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•	Total Sailing Days were 3,798 compared to 3,850 in the prior year period.
•	Delay Days decreased to 333 from 342. Delay Days as a percentage of total Sailing Days remained relatively constant year over year.
•
Freight and related revenue per Sailing Day decreased $1,123, or 3.5%, to $31,261 compared to $32,384 during the prior nine-month period. On a constant currency basis, freight and related revenue per Sailing Day increased 4.6%, or $1,485.

•
Vessel operating expenses decreased $10.5 million, or 11.5%, to $81.0 million compared to $91.5 million during the year ago period. On a constant currency basis, vessel operating expenses decreased 3.2%, or $3.0 million. Vessel operating expenses per Sailing Day decreased $2,447, or 10.3%, to $21,315 from $23,762.

•
Adjusted EBITDA decreased $5.6 million, or 12.8%, to $38.0 million from $43.6 million during the prior year period. On a constant currency basis, Adjusted EBITDA decreased 6.1%, or $2.7 million, compared to the prior year period.

Management Comments:

“Our results for the third quarter were disappointing,” commented Ed Levy, President and CEO of Rand. “Liquidity issues at one of our largest customers and their subsequent bankruptcy filing in early November impacted our profitability. To address their depleted on-hand raw material inventory and meet their winter needs before the end of the sailing season, the customer compressed a significant amount of purchasing into a 60-day window. In addition, as a result of factors beyond our control, the customer changed iron ore suppliers, which lengthened their supply chain. The sum of these factors resulted in our having inadequate vessel capacity and trade pattern flexibility to be able to economically transport all of their required tonnage prior to the end of the sailing season. Instead, in collaboration with the customer, we retained third party carriers to haul in excess of 700,000 tons for this customer, which equated to approximately $7.0 million of revenue in the quarter at no profit to us. In addition, our financial performance continues to be impacted by weakness in the Canadian dollar.”

“In January, we operated for 84 sailing days, which compared favorably to the approximate 12 sailing days budgeted for January that we had previously communicated,” Mr. Levy continued. “Most of these additional sailing days were dedicated to our customer who filed for bankruptcy protection. We expect that based on preliminary 2016 tonnage nominations and ratable demand that our 2016 sailing season profitability from this customer will be consistent with prior years.”

“We have been fortunate to attract and retain a number of talented managers to our Company to augment the existing team and capitalize on the depth and breadth of their knowledge.” Mr. Levy added, “We are beginning to score tangible ‘wins’ in our commitment to improving return on invested capital. We have improved working capital management, are beginning to achieve reductions in procurement costs and are actively reengineering and streamlining a number of functional departments to improve process efficiencies. We believe the $12.4 million of debt reduction this past quarter is tangible evidence that the plan that we put in place nine months ago to improve return on invested capital is taking hold. Finally, we are optimistic about the contribution that our newest vessel will make in the 2016 sailing season towards achieving our goals,” Mr. Levy concluded.

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Conference Call
Management will hold a conference call at 8:30 a.m. EST on Wednesday, February 10, 2016. Interested parties may participate in the conference call by dialing 888-466-4462 (719-785-1753 for international callers), and using Conference ID# 8003174. The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html. A presentation file related to the conference call will be posted to the same site.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months. A replay will also be available until March 10, 2016 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 8003174.

Non-GAAP Financial Measures/Financial Tables
This press release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 11, 2015.

www.randlogisticsinc.com

Rand Logistics Third Quarter Fiscal 2016 Financial Results
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CONTACT:

Rand Logistics, Inc.

Edward Levy, President and CEO
(212) 863-9405
elevy@randlogisticsinc.com

Mark S. Hiltwein, Vice President and CFO
(212) 863-9427
mshiltwein@randlogisticsinc.com

Annemarie Dobler, Corporate Communications Director
(212) 863-9429
apdobler@randlogisticsinc.com

― financial tables to follow ―

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Rand Logistics Third Quarter Fiscal 2016 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

REVENUE
Freight and related revenue	$35,928	$41,965	$118,731	$124,680
Fuel and other surcharges	1,617	6,482	11,144	21,346
Outside voyage charter revenue	8,217	618	12,647	618
TOTAL REVENUE	45,762	49,065	142,522	146,644

EXPENSES
Outside voyage charter fees	8,250	605	12,743	605
Vessel operating expenses	24,370	29,846	80,956	91,485
Repairs and maintenance	220	60	1,117	1,237
General and administrative	3,811	3,498	10,210	9,697
Depreciation	4,782	4,613	14,092	13,983
Amortization of drydock costs	877	836	2,644	2,548
Amortization of intangibles	268	300	824	916
Loss on foreign exchange	92	290	397	753
Loss on termination of vessel lease	—	2,660	—	2,660
	42,670	42,708	122,983	123,884
OPERATING INCOME	3,092	6,357	19,539	22,760

OTHER (INCOME) AND EXPENSES
Interest expense	3,079	3,359	9,060	10,823
Interest income	(2)	(3)	(6)	(7)
	3,077	3,356	9,054	10,816

INCOME BEFORE INCOME TAXES	15	3,001	10,485	11,944
PROVISION FOR (BENEFIT FROM) INCOME TAXES
Deferred	3,862	(1,259)	(466)	(211)
	3,862	(1,259)	(466)	(211)

NET (LOSS) INCOME BEFORE PREFERRED STOCK DIVIDENDS	(3,847)	4,260	10,951	12,155
PREFERRED STOCK DIVIDENDS	351	291	1,000	872
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS	$(4,198)	$3,969	$9,951	$11,283

Net income per share basic	$(0.23)	$0.22	$0.55	$0.63
Net income per share diluted	(0.23)	0.21	0.54	0.60
Weighted average shares basic	18,091,303	17,837,696	17,984,278	17,837,007
Weighted average shares diluted	18,091,303	20,362,406	20,396,052	20,377,191

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RAND LOGISTICS, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	December 31, 2015	March 31, 2015
ASSETS
CURRENT
Cash and cash equivalents	$2,353	$3,298
Accounts receivable, net	13,482	2,764
Income taxes receivable	91	91
Prepaid expenses and other current assets	5,183	5,957
Deferred income taxes	318	347
Total current assets	21,427	12,457

PROPERTY AND EQUIPMENT, NET	216,015	206,276
OTHER ASSETS	123	569
DEFERRED DRYDOCK COSTS, NET	5,823	7,590
INTANGIBLE ASSETS, NET	10,988	13,205
GOODWILL	10,193	10,193

Total assets	$264,569	$250,290
LIABILITIES
CURRENT
Accounts payable	11,232	15,350
Accrued liabilities	9,437	7,628
Other current liability	173	166
Current portion of deferred payment liability	567	536
Total current liabilities	21,409	23,680
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	135	564
LONG-TERM DEBT, NET OF CURRENT PORTION	106,222	101,213
SUBORDINATED DEBT	78,126	72,500
OTHER LIABILITIES	445	479
DEFERRED INCOME TAXES	4,890	5,607

Total liabilities	211,227	204,043
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,
Authorized 1,000,000 shares, Issued and outstanding 299,060 shares	14,853	14,900
Common stock, $.0001 par value,
Authorized 50,000,000 shares, Issuable and outstanding 18,281,008 shares
at December 31, 2015 and 18,035,427 shares at March 31, 2015	1	1
Additional paid-in capital	90,597	90,130
Accumulated deficit	(41,021)	(50,972)
Accumulated other comprehensive loss	(11,088)	(7,812)

Total stockholders’ equity	53,342	46,247

Total liabilities and stockholders’ equity	$264,569	$250,290

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RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2016 ‐ Q3
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2016 Actual	FY2015 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/ Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.749	0.881
Sailing Days	1,292	1,361	(69)	-5.1%
Financial Highlights (US$ '000s)
Freight and Related Revenue	$35,928	$41,965	-$6,037	-14.4%	-$3,243	-$2,794	-6.7%
Fuel and Other Surcharges	$1,617	$6,482	-$4,865	-75.1%	-$408	-$4,457	-68.8%
Total Revenue	$45,762	$49,065	-$3,303	-6.7%	-$5,118	$1,815	3.7%
Vessel Operating Expenses	$24,370	$29,846	-$5,476	-18.3%	-$2,354	-$3,122	-10.5%
Vessel Margin	$12,955	$18,541	-$5,586	-30.1%	-$1,278	-$4,308	-23.2%
General & Admin Expense	$3,268	$3,498	-$230	-6.6%	-$776	$546	15.6%
Loss/(Gain) on foreign exchange	$92	$290	-$198	-68.2%	-$14	-$184	-63.6%
Adjusted EBITDA	$9,654	$15,056	-$5,402	-35.9%	-$496	-$4,906	-32.6%

Per Day Statistics
Marine Freight Revenue/Day	$27,808	$30,834	-$3,026	-9.8%	-$2,510	-$516	-1.7%
Total Revenue/Day	$35,419	$36,051	-$631	-1.8%	-$3,962	$3,330	9.2%
Vessel Margin/Day	$10,027	$13,623	-$3,596	-26.4%	-$989	-$2,607	-19.1%

Non‐GAAP Reconciliation (US$ '000s)

Vessel margin	$12,955	$18,541
Outside Charter net margin	-$33	$13
General & Admin Expense	$3,268	$3,498
Adjusted EBITDA	$9,654	$15,056
Loss on foreign exchange 2	$92	$290
One-time equity based severance costs	$543	$0
Loss on termination of vessel lease	$0	$2,660
Depreciation, Amortization of Dry-dock & Intangibles	$5,927	$5,749
Operating Income	$3,092	$6,357

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss (gain) on foreign exchange during the three month period ended December 31, 2015 was primarily a non-cash loss on translation of approximately $39.8 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

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RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2016 ‐ December 2015 YTD
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2016 Actual	FY2015 Actual	Increase/(Decrease)		FX Impact (Unfavorable)/ Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.776	0.905
Sailing Days	3,798	3,850	(52)	-1.4%
Financial Highlights (US$ '000s)
Freight and Related Revenue	$118,731	$124,680	-$5,949	-4.8%	-$9,906	$3,957	3.2%
Fuel and Other Surcharges	$11,144	$21,346	-$10,202	-47.8%	-$1,901	-$8,301	-38.9%
Total Revenue	$142,522	$146,644	-$4,122	-2.8%	-$14,033	$9,911	6.8%
Vessel Operating Expenses	$80,956	$91,485	-$10,529	-11.5%	-$7,572	-$2,957	-3.2%
Vessel Margin	$47,802	$53,304	-$5,502	-10.3%	-$4,170	-$1,332	-2.5%
General & Admin Expense	$9,652	$9,697	-$45	-0.5%	-$1,241	$1,196	12.3%
Adjusted EBITDA	$38,054	$43,620	-$5,566	-12.8%	-$2,902	-$2,664	-6.1%
Per Day Statistics
Marine Freight Revenue/Day	$31,261	$32,384	-$1,123	-3.5%	-$2,608	$1,485	4.6%
Total Revenue/Day	$37,526	$38,089	-$564	-1.5%	-$3,695	$3,131	8.2%
Vessel Operating Expenses/Day	$21,315	$23,762	-$2,447	-10.3%	-$1,992	-$454	-1.9%
Vessel Margin/Day	$12,586	$13,845	-$1,259	-9.1%	-$1,098	-$161	-1.2%

Non‐GAAP Reconciliation (US$ '000s)
Vessel margin	$47,802	$53,304
Outside Charter net margin	-$96	$13
General & Admin Expense	$9,652	$9,697
Adjusted EBITDA	$38,054	$43,620
Loss on foreign exchange 2	$397	$753
One-time equity based severance costs	$558	$0
Loss on termination of vessel lease	$0	$2,660
Depreciation, Amortization of Dry-dock & Intangibles	$17,560	$17,447
Operating Income	$19,539	$22,760

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss (gain) on foreign exchange during the three month period ended December 31, 2015 was primarily a non-cash loss on translation of approximately $39.8 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

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